UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 13, 2025

COURSERA, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40275	45-3560292
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2440 West El Camino Real, Suite 500 Mountain View, California	94040
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 963-9884
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	COUR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2025, the Board of Directors (the “Board”) of Coursera, Inc. (the “Company”, “we”, “us” and “our”) appointed Michael Foley to serve as the Company’s Senior Vice President, Chief Financial Officer and Treasurer, on an interim basis, effective with his first day of employment on November 17, 2025. In connection with his appointment, Mr. Foley was also designated as the Company’s principal financial officer.

Mr. Foley, age 52, most recently served as Venture Adviser at New Enterprise Associates, Inc. since June 2024. From March 2023 to April 2024, Mr. Foley served as chief executive officer of Branch Metrics, Inc., a mobile linking and attribution platform. From January 2019 to July 2021, Mr. Foley served as Head of Finance for Emerging Hardware and Services at Alphabet, Inc., where he led financial strategy for augmented reality/virtual reality, Cloud Gaming, and Consumer Wearables. From January 2015 to September 2018, he served as chief financial officer of Unity Software, Inc. Previously, he also held senior leadership roles including SVP, Strategy and Corporate Development at Electronic Arts, Inc., and Director of Corporate Development at Microsoft, Inc., where he led global M&A, strategic investments, and divestitures. He previously served as assistant director, lead advisory at Ernst & Young London. Mr. Foley holds an MBA from Harvard Business School, an honors degree in Natural Sciences from the University of Cambridge, an honorary Doctorate in Engineering from the Glasgow Caledonian University and is a Qualified Chartered Accountant with the Institute of Chartered Accountants of Scotland.

Under the terms of Mr. Foley’s offer letter (the “CFO Offer Letter”), he will receive a monthly salary of $166,667 and a cash bonus of up to $200,000 contingent upon satisfactory performance of certain key responsibilities subject to determination by the Human Resources and Compensation Committee of the Board. In connection with his appointment, the Company expects to enter into its form of indemnification agreement with Mr. Foley.

There are no arrangements or understandings between Mr. Foley and any other persons pursuant to which he was appointed as Chief Financial Officer and Treasurer, and Mr. Foley has no family relationships with any director or executive officer of the Company.  In addition, Mr. Foley is not a party to any transaction with any related person required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the CFO Offer Letter does not purport to be complete and is subject to, and is qualified in its entirety by, the complete text of the CFO Offer Letter, which the Company expects to file as an exhibit to its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which upon filing will be incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On November 17, 2025, the Company issued a press release announcing Mr. Foley’s appointment described in Item 5.02 above. A copy of such press release is attached hereto as Exhibit 99.1 and incorporated by reference herein. The information in Item 7.01 of this Current Report on Form 8-K is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release of the Company dated November 17, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COURSERA, INC.

Date: November 17, 2025	By:	/s/ Alan B. Cardenas
Alan B. Cardenas
Senior Vice President, General Counsel, and Secretary